            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We consent to the incorporation by reference in Registration Statement No. 333--22745 of Diamond Offshore Drilling, Inc. on Form S--8 of our report dated June 28, 2005, appearing in this Annual Report on Form 11--K of Diamond Offshore 401(k) Plan for the year ended December 31, 2004.



/s/ DELOITTE & TOUCHE LLP

Houston, Texas
June 29, 2005






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